Form C

Cover Page

Name of issuer:

LiquidPiston, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/21/2004

Physical address of issuer:

1292a Blue Hills Ave.
Bloomfield CT 06002

Website of issuer:

http://liquidpiston.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Debt

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/7/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,293,377.00	$1,704,357.00
Cash & Cash Equivalents:	$425,569.00	$809,238.00
Accounts Receivable:	$57,600.00	$83,142.00
Short-term Debt:	$2,416,993.00	$2,339,580.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$2,150.00	($2,878.00)
Net Income:	($2,381,300.00)	($2,726,626.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

LiquidPiston, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Alexander Shkolnik	CEO	Liquid Piston	2007
Nikolay Shkolnik	CTO	Liquid Piston	2007
Tony Tether	Retired Director	DARPA	2016
Per Suneby	Managing Director	Sternhill Associates	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alexander Shkolnik	CEO	2007
Alexander Shkolnik	President	2007
Alexander Shkolnik	Secretary	2007
Nikolay Shkolnik	CTO	2007
Nikolay Shkolnik	VP of Research and Development	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Nikolay Shkolnik	500,000 shares of common stock	50.0
Alexander Shkolnik	500,000 shares of common stock	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Financing Risk: Developing an engine is a time consuming and expensive process. The current financing provides funding to complement certain government contracts. The company will rely on raising a Series A, later in 2016 to accelerate commercial adoption of the technology. While we think there is a high likelihood of raising this funding, this is not guaranteed, and the company requires external financing until it is self sufficient.

Technical Risk: The basic operating principles of the 'X' Engine have been established; however, optimization remains in order to reach the full potential of the cycle and the thermodynamic cycle. In order to commercialize the technology, the engine technology may need to be matured to further 1) attain durability targets sufficient for the application; 2) attain any certification requirements, including durability, emissions, or other requirements, as established by the EPA, or the military, or otherwise as required by a customer; 3) the engine design must be iterated toward volume production, and it is not known yet exactly what the engine will cost in production, as it will be highly dependent on final application and customer requirements.

Commercialization Risk: LiquidPiston develops technology for engines. Our business model relies on potential strategic partners to 1) assist in co-development of the engine by either funding a portion of development, or investing in-kind resources to assist in the development; and 2) adopt the LiquidPiston engine technology on a licensing basis. The automotive space is known to be especially difficult for a new entrant, which is the reason we have chosen the military and small-engine markets to start, rather than going direct to automotive. However, even in these spaces, there has been no markedly new engine designs that have been successfully commercially adopted since the Wankel engine was developed in the 1960s.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: The company will conduct next stage of durability experiments to support obtaining 1) government contracts; 2) licensing discussions; 3) investor discussions

---

If we raise: **$1,000,000**

Use of Proceeds: In addition to above, this funding will cover general operations until potential follow-on financing, which may include government contracts, and a Series A equity investment is obtained. The company will continue technical development, including durability development, emissions measurements, and work to support, initialize, and procure government and partner programs.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the Convertible Notes you will purchase, please see Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the Convertible Notes. Investors in the Company's other securities or investors in Convertible Notes that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the Convertible Notes.

The Convertible Note may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	10000000.0	1000000.0	Yes	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

The company has $1,481,000, in outstanding convertible notes (unsecured, converted to equity if not repaid in 36 months, issue dates range from Feb 2016 through Sept 2016).

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Certain outstanding convertible notes may have different terms (e.g. valuation cap, interest rate, discount, etc.).

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of **shares of Common or Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$25 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$25 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Common or Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Common or Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company has $1,481,000, in outstanding convertible notes (unsecured, converted to equity if not repaid in 36 months, issue dates range from Feb 2016 through Sept 2016), and has approximately $390,000 in payables outstanding (unsecured), including approximately $210,000 in deferred salary by management. The company is paying off these payables over a 10 month period including 4% interest.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2014	Regulation D, Rule 506(b)	Convertible Note	$2,250,000	General operations
2/2015	Regulation D, Rule 506(b)	Priced Round	$2,000,000	General operations
2/2016	Regulation D, Rule 506(b)	Convertible Note	$251,000	General operations
9/2016	Regulation D, Rule 506(b)	Convertible Note	$1,230,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

In November 2015, $2.25 million of the Company's secured convertible promissory notes, plus interest, were called by senior lenders.

The Company had no means to repay the loans—the Company's outstanding liabilities were far in excess of assets. The Company was financially insolvent and in need of an immediate cash infusion to avoid dissolution. Without such infusion, immediate foreclosure was threatened by lenders, and the Company lacked sufficient capital to continue to meet operating needs.

On December 1, 2015, the company Management purchased all equity and convertible note holding from Adams Capital Management.

In December 2015, the company Management approached the Company and lenders with a term sheet relating to a Management Buyout / Merger in order to grant the Company the cash infusion necessary to continue operations, satisfy lenders and provide return to its stockholders. This was the only offer received by the Company. The term sheet was subsequently negotiated on behalf of the Company by an independent director, who was able to negotiate such terms with the Company's senior lenders as to avoid foreclosure and to increase the consideration offered by Management.

On December 14, 2015, the Board unanimously approved the term sheet relating to the Merger, which was subsequently enacted on January 13, 2016. On that date, LiquidPiston, Inc. merged with LiquidPiston Holdings, Inc. This Holdings Company was setup and owned by Company Management. As part of the merger, LiquidPiston Inc. paid back a portion of the Notes outstanding, as partial repayment to the note lenders, and the balance of the notes were converted into Series D preferred stock. All preferred shares in the company were then converted into Common Stock, and as consideration for the merger, LiquidPiston Holdings Inc., paid an additional sum that was distributed amongst all shareholders. Subsequently, **as part of the Merger, all equity, convertible notes, and stock options in LiquidPiston, Inc., were cancelled. LiquidPiston, Inc. was the surviving entity in the merger. Nikolay Shkolnik and Alexander Shkolnik each owned 50% of the surviving entity.**

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

The company is a pre-revenue R&D firm developing a novel engine technology. In 2014 and 2015 the company was engaged in R&D, and was continuously financed by venture capital investment (equity and debt), as well as government contracts.

In January of 2016, the company was purchased by management through a reverse merger, in which LiquidPiston, Inc. was the surviving entity. All prior equity and debt was either repaid or converted to common stock and then cancelled as a result of the merger.

The company operating expenses in 2015 exceeded $225K/month on average. In Q1 2016, with a limited cash position, the company reduced its development operating expenses. The Q1 2016 averaged monthly operating expense rate was reduced to approximately $96K/month.

In September 2016, the Company signed an Agreement with the DoD for $2.5M (12 months), and another agreement for $3M (24 months).

These DoD agreements pay a majority of the Company expenses for at least 12 months, but the Company requires additional revenue streams, which may include customer funded projects, and the company is dependent on outside financing to continue operations.

The Company will seek to raise an additional $5-7M, in a Series A financing, targeting Q1-Q2 of 2017. This financing will be used to accelerate the commercial adoption of the engine technology, and to pay for expenses that government contracts do not cover, including patenting, marketing, and other expenses.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://liquidpiston.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Convertible Promissory Note
- Note Purchase Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Alexander Shkolnik
- Nikolay Shkolnik
- Per Suneby
- Tony Tether

CLOSING IN 8 DAYS
Invest until 11pm EDT on Apr 7

INVEST IN LIQUIDPISTON

First wholly new combustion engine / cycle in 85+ years

"Engines are dirty, and physics tells us we can do better! We've developed an optimized thermodynamic cycle and built a fundamentally new combustion engine that's cleaner, cheaper, quieter, and smaller. Compared to piston engines, our "X" rotary engine can be ~5-10x smaller and lighter than a Diesel, and up to 2x more efficient than a gasoline engine. An electric vehicle using LiquidPiston combined with a small battery pack could have a lower CO2 footprint compared to plug-in electric vehicles.

Alexander Shkolnik
CEO, LIQUIDPISTON


FOLLOW US FOR UPDATES
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860
investors
$1,000,000+
raised of $50K-$1M goal
$2,000
by Wefunder Portal LLC
INVEST

Convertible Note
$25M valuation cap | 4% interest
A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $25M in the future.
INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$500+	LiquidPiston T-shirt
$5,000+	3D printed plastic toy mockup of the engine, which will spin!
$25,000+	We can host you at our facility and offer a ride in the go-kart. (Travel not paid for, time to be mutually agreed)
$50,000+	We will ship a rotor or other component of the engine that has either been scrapped in manufacture, or has finished its useful life in testing. You will get a part of our development history!
$250,000+	A working, running engine prototype! (after its finished its useful life for testing)

OUR AMBITION

We can't overstate how important our new thermodynamic cycle is - this is the first leap forward in combustion engine technology in 85 years. We're improving the engine in virtually every way and already have multi-million dollar government contracts under way, and have huge enterprise customers lining up for potential licensing deals. Initially, we will be 100% focused on military applications. We won't stop, however, until we overturn the entire $400 Billion combustion engine market.

KEY FACTS

- New engine architecture could improve fuel efficiency by up to 2x over a gasoline engine, while reducing size and weight by up to 10x over a diesel engine.
- 27 patents issued or pending.
- 70cc "X mini" engine is a 3-5hp gasoline engine the size of a honeydew melon. Measured 50% increased efficiency over comparable per-cylinder displacement gasoline engine.
- Completed $1 Million "seedling" program with DARPA in 2015.
- Awarded 2 DoD contracts in Sept 2016, totaling $5.5M in non-dilutive funding, with potential for follow on awards for additional $7M.
- $460 billion total addressable market; starting with military industry and handheld engine.

DOCUMENTS

Pitch Deck

liquidpiston.com

from Bloomfield CT

HARDWARE TECH AUTOMOTIVE CLEAN TECH

WHY I LIKE LIQUIDPISTON

I like to invest in companies that have two key ingredients -- important new technology AND great people. I feel LiquidPiston has both. Their engine is a fundamentally new and important breakthrough, with broad commercial and military applications. And the entrepreneurial management team is truly impressive -- brilliant, high-energy, pragmatic, and totally committed. I'm thrilled to be able to play even a small part in making this company successful.



Bob Stearns

LIQUID PISTON INVESTOR. MANAGING DIRECTOR OF STERNHILL ASSOCIATES AND FORMER CTO OF COMPAQ - INVESTED IN LIQUIDPISTON

THE BUZZ ABOUT LIQUIDPISTON

The big advantage of a pistonless rotary engine is its high power to weight ratio, reduced weight, and simplicity.

Wired

DARPA Project Manager Mark Gustafson, who has led high-profile projects for the military such as the $6 billion propulsion system for the F-35, sees great promise in the LiquidPiston technology.

Popular Mechanics

Forbes

LiquidPiston: Could This Be The Engine Start-Up That Makes It?
August 28, 2016

NIkolay Shkolnik says LiquidPiston's X Mini rotary engine can double fuel economy, eliminate noise and vibration and reduce the size of engines by 30% to 75%. Check out the video: a four pound X Mini replaces a 40 pound standard engine in this go

SOLIDSMACK

LiquidPiston's 4-lb Rotary Engine Shows What it Can Do - SolidSmack
June 28, 2016

LiquidPiston has invented a new rotary type engine that is piston-less, valve-less, and weighs only four pounds. They published a proof of concept video for the XMv3 engine, shown powering a small go-kart, that builds evidence that the High Efficiency

TM

New lightweight LiquidPiston engine unveiled
June 19, 2016

US-based startup LiquidPiston last week unveiled a new lightweight engine delivering significant advantages over traditional designs. The new engine, called the X Mini is a new gasoline powered engine utilizing a unique new engine architecture. Based off

msn

Startup Company Creates Rotary Engine That Weighs Four Pounds
June 16, 2016

Connecticut-based startup LiquidPiston announced today that it has built a compact engine powerful enough to drive a go-kart. The firm's X Mini engine weighs just four pounds and has just three moving parts, yet it can produce 3 horsepower, enough to

SCIENCE WORLD REPORT

Remodeled Mazda Rotary Engine For EVs, Drones Catches US Military Attention For Oil Problems, Engine Reliability
June 16, 2016

First Posted: Jun 16, 2016 04:10 AM EDT Electronic vehicles and drones having been using compact machineries similar to go-karts, but a new engine has been unveiled outside the laboratory for the first time. Alexander Shkolnik, co-founder and president

Este motor de combustion ruso del tamano de un iPhone tiene 5 CV y puede impulsar un kart
June 16, 2016

Cada cierto tiempo alguien inventa un nuevo tipo de motor con la idea de revolucionar el mercado automovilistico. El ingeniero mecanico ruso Nikolai Shkolnik tenia otra idea en mente, y quiza por ello su motor de apenas dos kilos de peso va

LIquidPiston's tiny but powerful rotary engine could usher in a new era for drones
June 15, 2016

"We started with the mission statement of building an engine that would have much higher efficiency, consume less fuel, be smaller, and quieter," says Nikolay Shkolnik. "We wanted to create an engine that is better than every other engine on any single

LIquidPiston's tiny but powerful rotary engine could usher in a new era for drones
June 15, 2016

Building the perfect engine for a drone is no easy task. They require small, high-powered engines with a high level of fuel efficiency and minimal vibrations - particularly if they're being used for filming or taking measurements. Those

A Powerful Yet Tiny Engine Inches Closer to Powering EVs and Drones
June 14, 2016

A go-kart isn't the most obvious place to find the engine that could change how cars, drones, and anything else with a motor gets around, but it makes sense when you think about it. Karts are small, cheap, and crazy fun. "It's a thrilling ride," says

How a 4-Pound Engine Can Replace a 40-Pound Engine
June 14, 2016

Connecticut-based startup LiquidPiston announced today that they have built a small, compact engine that is powerful enough to drive a go-kart. Their X-mini engine weighs just 4 pounds and has three moving parts, and yet can produce 3 horsepower,

LiquidPiston Signs $1M Agreement with DARPA to Develop Fuel-Efficient, Lightweight, Heavy-Fueled, Rotary Combustion Engine Technologies for the U.S. Military | Business Wire
April 23, 2015

LiquidPiston, Inc., a developer of advanced combustion engine technology, today announced that the company has signed a $1 million agreement with the

New Rotary Engine Lands $1 Million DARPA Contract
April 23, 2015

We love when a tiny company does big things. LiquidPiston, Inc., of Bloomfield, CT, recently signed an agreement with the U.S. Defense Advanced Research Projects Agency, better known as DARPA, to use the hyper-efficient rotary engine technology

Small engine packs a punch
December 5, 2014

Noise, excessive vibration, and relative inefficiency are drawbacks of the piston-based internal combustion engines (ICE) that power today's lawn and garden equipment, such as leaf blowers and lawn trimmers. But now MIT startup LiquidPiston has

LiquidPiston Unveils Very Small 5-horsepower, 70cc Rotary Engine - EngineLabs
November 24, 2014

A new 70cc rotary 4-stroke engine that's a little bigger than an iPhone yet could pump out five horsepower was unveiled by LiquidPiston at last week's SAE International/JSAE 2014 Small Engine Technology Conference in Italy. Called the X

Compact Rotary engine is a petite powerhouse
November 24, 2014

There's a new spin on the rotary engine. Liquid Piston, a Connecticut-based engineering firm, has turned the classic Wankel engine design inside out to create a more efficient, and cleaner-burning motor. The X Mini is a little powerhouse with a

This Tiny Engine Could Make Leaf Blowers Sound Less Like Jets
November 21, 2014

Big engines like the 707-horsepower monster Dodge put in the Challenger Hellcat or Volvo's little four-cylinder that makes 425 ponies get all the attention these days. But there are millions of tiny engines doing tiny things (think garden trimmers, leaf

LiquidPiston unveils X Mini engine
November 20, 2014

Back in 2012, Gizmag looked at LiquidPiston's X2 rotary engine and now the company is back with the 70 cc X Mini engine, which LiquidPiston's President and Co-Founder, Dr Alexander Shkolnik unveiled on Wednesday at the SAE International/JSAE 2014

Green Car Congress

Green Car Congress: LiquidPiston unveils 70cc rotary gasoline engine prototype embodying HEHC; power dense, low-vibration
November 19, 2014

Print this post LiquidPiston X1 engine features three separate combustion chambers creating 3 power strokes per revolution for high power density. Source: LPI. Click to enlarge. LiquidPiston, Inc. (LPI) the developer of engines based on its High Efficiency

Hartford Courant

Small Engine Fuels Big Ideas: Quieter, Lighter And More Efficient
November 19, 2014

LiquidPiston Inc. has an iPhone-sized engine it says could lead to quieter power generators, lighter weed-whackers, and more efficient unmanned flying drones. At 4 pounds, the three-horsepower X Mini gasoline engine, which the Bloomfield company

SAE INTERNATIONAL

Super-efficient, unconventional ICEs take aim at Otto and Diesel
April 24, 2012

Today's combustion engines typically are only 20-30% efficient at part-load operating conditions, resulting in poor average fuel economy-and inspiring powertrain designers to reach further. Imagine new internal combustion engines (ICEs) that

Combustion Engines Haven't Been Updated in 100 Years

Over 120 years ago, the thermodynamic cycles for Otto (gasoline) and Diesel cycles for internal combustion engines were developed—and the piston engine design hasn't changed much since the days of Henry Ford. Liquid Piston has designed a totally new type of rotary internal combustion engine technology. The design is new. The thermodynamic cycle is new; the approach is rooted in physics and optimization. The engine is up to 2x more efficient than comparable powered gasoline engines in production today, and up to 10x smaller and lighter than comparable Diesel engines.


Old 35 hp
New 40 hp




PRESSURE
VOLUME





Multi-Fuel Capable

Much like a piston engine can be configured to run on different fuels, the LiquidPiston engine can do the same. We have demonstrated the engine on gasoline, Diesel, kerosene, and JP8 fuels. Our most advanced engine prototype, the 70cc Spark-Ignited XMv3 engine, has successfully run multiple types of fuel in a single configuration, including gasoline and kerosene. Our 300cc X4 concept is intended to run Compression Ignition on Diesel.

Piston Engine vs. LiquidPiston

Today's gasoline engines, in a typical automotive drive cycle, only convert about 20% of the available energy in the fuel into useful mechanical work, and 80% of the energy is then wasted as heat in the exhaust, or out the radiator.

Our approach fundamentally changes the thermodynamic cycle of the engine, to make a much more efficient engine. As a result, our engine has the potential to be up to 2x more efficient vs. a gasoline engine, while also being incredibly power dense – about 10 times smaller and lighter than any other diesel engine out there; it, is also quieter, and has near zero vibration. In addition, the X Engine is incredibly simple – it has just two primary moving parts, and yet it achieves three combustion events per rotor revolution, resulting in tremendous power density.



Video: Old School Engine Inefficiency

The traditional combustion process is far from ideal. Today's engines rely on injecting, mixing, and burning the fuel while the piston is near "Top Dead Center", but it takes a long time. By the time the engine is actually burning the fuel, the piston is already expanding and the pressures are dropping due to expansion which fight the combustion, so the engine is not efficiently converting the heat from combustion into mechanical work.



Video: Liquid Piston Efficiency

The 'X' rotary engine allows for a longer period to burn all of the fuel at a nearly constant combustion chamber volume. The arc of the rotor matches the arc of the housing, which means that the rotor can continue turning at high speed while the combustion chamber volume remains approximately constant for a longer period. This gives the engine more time to burn the fuel resulting in a much more complete combustion process before it starts expanding the gases. Constant Volume combustion has been shown, thermodynamically, to improve efficiency by 50% over a Diesel engine.

2x
More efficient than other gas engines

10x
Smaller and lighter than comparable diesel engines

3
Combustion events per rotor revolution

"Today, a 30kw diesel generator weighs 2750 pounds. Imagine the impact if we can reduce that to less than 200 pounds! Such an ultra-portable generator can be used in new applications, for example to charge the battery of an Electric Vehicle (REV), or enable hybrid electric drones."



Alexander Shkolnik
FOUNDER & CEO LIQUID PISTON

LiquidPiston vs. Wankel Rotary Engine

Wankel Rotary Engine (e.g. Mazda RX-8)



- Otto cycle – gasoline only
- Efficiency < 25%
- Sealing/lubrication issues
+ High power density

LPI X - Engine


Combustion
TDC

+ HEHC cycle – diesel / gasoline / multi-fuel
+ Efficiency > 40% (range depends on size)
+ Sealing/lubrication solved
+ High power density

See How it works

The X engine is simple, having only 2 moving parts – a rotor and a shaft, yet it executes the optimized High Efficiency Hybrid Cycle – potentially doubling the fuel economy of the engine, while the it also achieves 3 combustion events per revolution, making the engine incredible compact, up to 10x smaller and lighter than today's comparable power diesel engine. The low part count and reduced raw material could make the engine significantly cheaper as well when volume production is reached.



How It Works



Built and Tested

LiquidPiston in Action

In June of 2016, the X-mini engine has been successfully installed into a vehicle demonstrator (e.g. a "Go-Kart"), marking a significant milestone in development. This milestone is the first time the engine is run outside the lab, and shows the engine powering something tangible that users can feel. Significant development was required to move the engine from the lab and into this application, especially in cooling the engine so it does not overheat, developing the controls and mapping the engine across its operating band, etc.



Go Kart Demo (Short)



Go Kart Demo (Long)

Immediate Use Cases

Over the past two years, LiquidPiston has developed the XMv3 "X-Mini" 70cc Spark Ignited engine, which is the Company's most advanced demonstrator to date. An engine of this size could power everyday items like handheld lawn equipment, including chainsaws or brush cutters, small generators, or small vehicles including mopeds, go-karts, etc (as shown by our go-kart video above). This engine is demonstrated in and out of the lab, and is already showing excellent power density, low-vibration, good fuel economy, and ability to run on multiple fuels including gasoline or JP-8.

This is just the beginning; our next engine platform will be the 30kW X4 Diesel rotary engine. The objective of the X4 program, for which we are seeking DoD development funding, is to make a 30kW engine that will fit in a 10x8x8" box, weigh just 30 pounds, and operate at 45% brake thermal efficiency - better efficiency than a heavy duty truck, from an engine the size of a shoebox! In addition to ultra compact and efficient generators, and power for things like drones, companies that produce electric vehicles (including ground and air vehicles) may also be interested to use our small ultra efficient engine as a range extender to charge their batteries and dramatically extend range, or enable EVs that use small, cheap, lightweight battery packs, but still offer the consumer the range and ability to rapidly refuel their vehicles that drivers expect – all at a potentially lower CO_2 footprint as compared to plugging your EV into the U.S. Power Grid!

Ultimately, we see our engine platform replacing any engine in use today, addressing a $460 Billion market opportunity. Before addressing the larger automotive and trucking markets, our strategy is to identify initial niche applications, where customers have an immediate and painful need for higher power to weight Diesel engines, and more fuel efficient engines. To that end, the company already has a lot of traction with the military, which could be a great beachhead customer. They need improved engines for vehicles, generators, drones, power for other land, sea, and air vehicles, robotics systems, etc.

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Military



Unmanned Flight



Electric Vehicles



Home Energy



Generators



Household

TIMELINE

We've been developing this engine for more than ten years. We're now finally ready to take it to market and are already signing major contracts.

2003

New Thermodynamic Cycle

Dr. Nikolay Shkolnik and Dr. Alexander Shkolnik invented the innovative HEHC thermodynamic cycle and initial engine designs that embody the cycle.

2004

Prize at MIT

Awarded top three winner prize in MIT's entrepreneurship business plan competition (now called the $100K entrepreneurship competition).

2007

Grant from Army

Received small business innovation research (SBIR) grant from Army as well as our first venture funding.

2010

Diesel Prototype

Built firing 20 HP diesel engine prototype, and what may be the world's first naturally-aspirated rotary diesel engine.

2011

New Engine Architecture

Invented and designed a new engine architecture, model "X," that embodies the HEHC cycle.

2012 - 2014

70 HP and 40 HP

Built working, firing 70 and 40 HP diesel engines, model "X," that demonstrated the capability of engine architecture and thermodynamic cycle

2014 - 2016

70cc X-Mini

Most advanced prototype to date, the X-mini demonstrates good power density, fuel efficiency, low-vibration, and was installed into a vehicle (go-kart) demonstrator.

Fall 2016

Military Contracts

$1M DARPA award in 2015; $5.5M in new contracts with the DoD executed in Sept 2016 - more details to follow soon.

Late 2016 - 2017

Durability and Increased Efficiency

On our most recent engine, we were able to run it for about 15 hours without over heating. Our next goal is 50 hours, which is the basic requirement for EPA certification as a handheld engine. Our ultimate goal is to have it run for hundreds or thousands of hours.

2017 - 2018

Scale Production

The company will partner with manufacturers and system integrators toward introducing initial production engines into military and commercial applications.

" *Crazy-Efficient Rotary Engine Lands Million-Dollar DARPA (Military) Contract.* "

Square_cropped_Theresa

Popular Mechanics

READ MORE HERE

Letter from Alexander Shkolnik (CEO) to Potential Investors

September 7, 2016

We are a father and son team: Nick, a physicist and accomplished inventor, and Alec, an MIT-trained computer scientist. We set out 12 years ago to fundamentally improve combustion engines in order to make an impact that will last for generations to come. The reality of today's engines is that ~80% of the energy in fuel is wasted as unutilized heat. That's unnecessary, and results in far too much CO_2, CO, NO_x and other emissions that negatively impact our environment. There have been many incremental improvements to engines over the last century – but few breakthroughs have had significant impact.

Our approach is rooted in physics. We started with defining a new thermodynamic cycle, and then experimented with different engine architectures to embody this cycle using available tools and materials. After more than 10 years, and $20M invested in development, our fourth generation engine architecture, the "X" Engine, is ready for launch. The implications are profound. In an era where we are emitting too much CO_2 and other pollutants, and where the US imports 1/3 of our fuel from global sources, our technology can have ramifications on the climate, on national security, as well as on consumer's pocketbooks, as we can save $ Billions for consumers at the pump.

We all recognize that trucks and automobiles are a dominant consumer of fuel, and the past several years have seen a focus on "Zero Emission" vehicles, e.g. electric vehicles (EVs). Unfortunately, the reality is that the electricity comes mainly from burning oil, gas and coal – with significant CO_2 footprints. EVs have additional issues – batteries are expensive and contain toxic materials; motors use rare earth magnets; etc. Ironically, we do believe that electric cars will be the future – just not exactly how Tesla's Elon Musk envisions it. We see our technology complementing, e.g. "range-extending", an EV utilizing a small, lightweight, inexpensive battery pack. Such an approach can lower the CO_2 footprint of the vehicle compared to charging a "pure" electric vehicle on the U.S. power grid. Drivers would retain the range they are accustomed to and the ability to refuel rapidly, at any fuel station, using existing infrastructure, while 90% of one's daily driving could be accomplished in a single battery charge - a winning solution for everyone.

The irony does not escape us – we are proponents of electric vehicles who have started an internal combustion engine company. We believe that the global economy will be dependent on fossil fuels for many decades and that engines used in transportation applications, if optimized, will complement electric power systems for optimal efficiency, reliability and environmental sustainability. With a range extended system, we can take advantage of the benefits of both types of power generation.

Unfortunately, the design-in time to adopt a new powertrain technology into the automobile industry can take up to 20 years. This is not an appropriate time scale for a startup. For this reason, we have developed a phased technology roadmap that starts with engines that can serve the military. Our military forces have an immediate need for lighter, smaller, more efficient Diesel (heavy fuel) engines. Our initial product lines will include a 2-3kW (3-5 HP) engine/generator, and a 30kW (40 HP) engine. Both of these products will find commercial applications beyond the military – in handheld power products, small vehicles, generators, etc. We currently have the X-Mini engine powering a go-kart as a vehicle demonstrator. Our strategy is to prove the engine in these "niche" applications, which, by the way, have Total Available Markets measured in the tens of billions of dollars, before launching a product for the automotive market. Thus, we start with very big markets, and end with huge markets.

The combustion engine market is ripe for a disruption. Your investment can help make it happen. We welcome your support to take this revolutionary new engine technology from prototype to productization and use in real world applications.



~ Alexander & Nikolay

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MEET THE FOUNDERS

The founders are a father and son team: Nikolay Shkolnik holds a PhD in Physics from UConn, and is a recognized expert in the field of TRIZ (Theory of Inventive Problem Solving) – an systematic approach to innovation. Alexander Shkolnik holds a PhD from MIT's CSAIL lab. The rest of the team... *[+ READ MORE]*



engineexpo2013

Alexander Shkolnik

CEO

Entrepreneur, R&D technology developer/program manager, and technical specialist, with experience in applying his knowledge to living neuronal networks to robots to internal combustion engines.



Nikolay Shkolnik

CTO

Ph.D., Physics, General Relativity. Winner of Motorola Award for Creativity. Former clean energy program manager and TRIZ specialist, at GEN3 Partners.

RAISED $2,481,000 FROM 15+ INVESTORS

$251,000	$1,230,000	$1,000,000
February 2016	September 2016	In Progress
CONVERTIBLE NOTE	CONVERTIBLE NOTE	

Building on **$20M** Invested Previously Into The Technology Development

This is a seed round. Initial funders include Bob Stearns, former CTO of Compaq; Jim Marsh, Retired Director of Lockheed Martin;



Bob Stearns



John Kelly Wallace

Father of two special needs children, beloved wunderkind to me and my Wife Connie



Thomas Crosby



Shakeel Ishaq Ansari

Entrepreneur, Investor and Computer Scientist.

DETAILS

What are you guys building? ^

– COLLAPSE ALL

We're developing a new type of engine. We're making a totally new type of rotary internal combustion engine technology, innovating in both the physics (thermodynamics) and design of how current engines work.

It's been over 100 years since the fundamental thermodynamic cycles for a combustion engine -- basically how all heat engines operate -- were introduced to the market. The cycle describes the underlying physics of the engine. Not only have we developed an optimized cycle, but we've built prototype engines to implement this new cycle, and we are now ready to commercialize the technology. That can be truly disruptive on a global scale!

Our technology is really grounded in physics, and we're trying to fundamentally change the thermodynamics of the engine, to make a much more efficient cycle. We're also embodying that cycle in a new type of engine design that offers still more efficiency, while also being extremely compact and lightweight. Our engine will be up to 10 times smaller and lighter than any other diesel engine out there, is quieter, and has near zero vibration, while potentially doubling the fuel efficiency over a gasoline engine.

How is it better than the current internal combustion engine? ^

We're changing the physics processes of how the engine operates to make them more efficient. Today's engines, in a typical automotive drive cycle, only convert about 20% of the available energy in the fuel into useful mechanical work, and 80% of the energy is wasted as heat through exhaust, friction, and cooling losses. Consider the Diesel engine, which is known to be more efficient than a gasoline engine; in reality, the Diesel combustion process is far from ideal. Diesels rely on injecting, mixing, and burning of the fuel while the piston is near "Top Dead Center", but these processes actually take a long time. By the time the engine is actually burning the fuel, the piston is already expanding and the pressures are dropping, so the engine is not converting all of the heat addition into useful work – its literally wasting this heat in the exhaust. Ideally, the engine would try to bring the piston to a dead halt at the top dead center position, to allow the fuel time to mix and burn, but that's almost impossible to do with a conventional piston architecture.

Instead, we are using a rotary engine, which allows us a lot of flexibility in the geometry to allow for a longer period to burn all the fuel. If you look at the operation of our engine, you will see the arc of the rotor matches the arc of the housing. This means that the rotor continues turning at high speed, but near Top Dead Center position, the volume remains approximately constant for a longer period. This gives the engine more time, and therefore a much more complete combustion process before it starts expanding the gases. Even just applying this one feature of Constant Volume Combustion, the engine can extract 50% more energy vs a Diesel engine.

The thermodynamics is described by the High Efficiency Hybrid Cycle (HEHC) that we developed. It utilizes 1) a high compression ratio; 2) constant volume combustion; and 3) over-expansion of gas until approximately atmospheric pressure is attained. The result is a 74% thermodynamic efficiency, which is significantly improved over gasoline or Diesel piston engines in use today. For comparison, the Diesel cycle has a thermodynamic efficiency of 57%. Efficiency is important because it translates to lower cost (less fuel consumption) for users, and longer range for mobile applications.

Typical engine development is incremental, and may change a single parameter, often at the expense of another. . We're really trying to improve the engine in all parameters, so we can combine a potential 2x improvement in fuel economy with up to a 10x reduction in size and weight over a diesel engine. And because it's 10x less material, in volume production it's anticipated to be quite a bit cheaper than today's engines, in a package that has little to no vibration, is well balanced and responsive, and relatively quiet.

What are the initial use cases?

We have two versions of the engine under development – the tiny 70cc Spark Ignited X-Mini v3 (XMv3), which is working in the lab now as a proven engine prototype; and a larger 300cc Compression Ignited (Diesel / JP8), "X4" engine concept. The X4 weighs a meager 30 pounds, and fits in a 10x8x8" box – while producing 40 HP of power. The X4 is a more optimized, refined, and longer term engine development program, which is just in initial stages of the design phase.

Ultimately, we see the engine potentially replacing any combustion engine in use today. But we're starting with the military as a first potential customer. We have a lot of traction with them already, as they have such an immediate, dire need for an improved engine. Right now, the military relies on JP-8 fuel, which is a heavy fuel - so they are forced to use Diesel engines, which are big and heavy. Furthermore, consider that it can take up to 99 gallons of fuel to deliver a single gallon to the frontline. It's not just expensive in terms of dollars; this oil must be protected on its journey, and we lose soldiers some times in protecting this fuel on its way to the frontline. With the military, costs can literally be measured in human lives, so efficiency is especially critical. They are a good customer for us, because they are willing to help pay for development, and in the long term, are willing to purchase large numbers of engines to power all of their equipment. In fact, a single generator contract (for one engine size) can be on the order of $200M, enough to build a viable business.

Within the military, there are a number of applications that our engine can serve, with similar immediate and painful needs for better power systems. For example, consider the standard 30kW Diesel generators that power mobile command centers today - they weigh 2700 pounds, and we could reduce this to < 200 pounds. A few people could lift and move this, rather than a whole truck, so it's a really game changing technology.

We're also looking at other applications, for example drones, power for other land, sea, and air vehicles, robotics systems, etc. there's just so many applications even within that one target customer. Of course, the military is just a starting point - there are similar applications on the commercial side that we can move into when ready.

In the long term, what kind of products will use your engine?

The first product/application pathway is a prototype engine which we have been working on and which is running in the lab right now, called the "X mini". This engine could be used to power, for example, various types of lawn equipment, like chainsaws or leaf blowers. The X-mini is a Spark-Ignited engine that displaces 70cc, has 3 firing chambers (despite of having just two moving parts), is about the size of a grapefruit and weighs about 4 pounds. Even though it's so tiny, it's produces 3hp right now, and it's on its way to producing up to 5 hp when fully developed. Still, even at 3hp, it's already far better than anything out there today. You'd get a lot more power, lower the weight, and because there's no vibration, you can use handheld equipment for longer without feeling like your hand will fall off. We can also see applications in small vehicles, like mopeds, and drones, which could also benefit from their light weight and lessened vibration.

We are also in discussions with the DoD to develop a slightly larger engine. This is a 300cc displacement engine that is expected to produce about 40 hp. This engine will fit in a 10x8x8" box, and weigh less than 30 pounds. While the military applications (e.g. drones and generators) are obvious, consider that cars are widely predicted to move more toward autonomous driving, and electrification of the drivetrain, and we want to incorporate our engines into future vehicles in a way that takes advantage of these changes.

There are electric cars with a 200-300 mile range, but this range comes at the cost of having large, heavy and expensive battery packs, and and charging outside the home is a hassle. We envision a car that has a small battery pack that can cover 95% of your daily driving needs, and if you need longer range, our generator would kick in. It'd be lightweight and you could even have it as an "attachment" sitting in a little box in your trunk. You could use that to charge up your batteries and then, every couple hundred miles, you could refuel the generator itself at any standard gas station, rather than having to find a special charging station. We therefore make EVs affordable for everyone, while allowing consumers the ability to rapidly refuel and the range they are accustomed to. However, perhaps even more important - as our engine is so efficient, you'd actually have a lower CO_2 footprint if you charge your battery with our engine, rather than plugging into the US power grid. This is because the power grid relies on significant sources of fossil fuel, and generation, transmission, distribution, and charging networks turn out to be less efficient than a small generator based on our engine.

How long have you been working on this?

Nick's been working on the physics of the engine for something like 20 years. As a physicist, the inefficiency of present-day engines always bothered him, and he saw this opportunity to make a much more efficient engine. In the late 1990s, while he was a clean energy program manager working at an innovation think tank, he did an analysis of what would be the most probable path of development for power conversion devices (evaluating fuel cells, supercapacitors, batteries, etc.), and concluded that, basically, engines are here to stay. This conclusion has been affirmed by a number of studies, and that's when he decided to really make a push to invent a better engine that wasn't so inefficient, large, and polluting.

We [Nick and Alec] teamed up in 2004 and applied physics and optimization to improve the efficiency and fundamental operation of the combustion engine. We think there's a lot of room for improvement, and that engines can be pushed to convert at least half of the fuel energy to actual work, as opposed to the current 20%. That's a two to three time improvement in efficiency, which can have a very big impact.

We were always targeting this ultra high efficiency, and we've been actively working on this for about a decade. When we first started out in 2004, we thought we were going to do an auxiliary power unit for long-haul trucks. It wasn't until last year that we found out about this incredible need within the military, and last year we entered into a contract with DARPA (Defense Advanced Research Projects Agency), which is basically the research arm of the military. So far, close to $18 million has been invested in the technology, through venture capital and $1M through DARPA. We are now on our fourth completely new generation of the engine architecture. This is the final configuration, and embodies the same thermodynamic cycle as the original "LiquidPiston" engine, but each iteration got simpler, easier to seal, and you just can't get any simpler than the 'X' engine that we have right now.

How technically challenging is what you've built?

The 'X' rotary engine is an incredibly simple device that has just two moving parts: the rotor and the shaft. Still, it implements all of the attributes of our optimized thermodynamic cycle. That was the first thing we had to work out: how to capture our cycle with a new kind of engine. If you look at the Wankel engine, it has a peanut-shaped housing and a triangular rotor. Our engine has the opposite - a peanut rotor inside a three-lobed housing. Because of this inversion, we can achieve a higher compression ratio, constant volume combustion, and over expansion (the processes that characterize our improved high efficiency cycle).

Second was the most critical aspect of any kind of rotary engine -- the sealing, which prevents gas from leaving your high-pressure chamber. When trying to achieve high efficiency, it's really important to keep the gas in the chamber. Unlike the Wankel engine, our apex seals are stationary, so they don't have the dynamics challenges that the old Wankel engine did. In addition, we're able to supply lubricant directly to these areas, so the engine can be really durable. We can reduce oil consumption by a full order of magnitude by directly lubricating the seals, as opposed to consuming oil in the combustion chamber which is what the Wankel does. We can therefore solve the fuel consumption, lubrication, emissions and durability challenges experienced by the old Wankel, while sharing the inherent simplicity and compact operation of the rotary engine.

So, it's been quite the process, first in selecting the most appropriate architecture to embody our cycle, and then getting all of the implementation details right. In fact, most of the focus of our work with DARPA this past year was focused around sealing. Once we figured that out, we automatically have a much better combustion system.

Will you manufacture the engines yourself or outsource it?

We're not planning to take our engines into high-volume production directly. We are opting for a capital-efficient business model that leverages our intellectual property position. We will establish partnerships in the industry and in the defense base, and work with manufacturers and Original Equipment Manufacturers (OEMs) to bring our products to market. Ultimately, we're going to be designing custom engines and providing engineering and testing services as a subcontractor for the manufacturer. This is pretty standard in the industry, for example GM will usually subcontract their engine development as well to one of a handful of engine design houses (like FEV, AVL, Ricardo, or IAV). We will ask them to fund our development for each program. In addition – and in the long term, this would become the largest income stream for the business, we will also charge royalties and upfront license fees for engines produced by partners.

For us, it's incredibly important to find a first partner that will adopt and embrace the technology and take it to market, and that is what we are working to achieve with highest priority.

How many patents do you have and what stage are they in?

The company has 27 patents that are issued or pending, which cover the technology. We are working with a great IP attorney, Bruce Sunstein, out of Boston, who is famous for patenting the Segway. Our portfolio is deep - at the top, we have issued patents that cover the entire thermodynamic cycle. One layer down from the cycle, we have issued patents that cover the 'X' engine architecture. The next layer covers implementation details - for example the strategies for cooling, lubricating and controlling the engine.

Do you have customers right now?

Right now, we have two potential contracts with the DoD that are in final stages of proposal evaluation. These contracts could total up to over 12 million dollars, and those could come through later this year. These contracts don't pay for everything, but if we can get some of these military contracts with non-dilutive funding in place, it'll really help us and investors along.

One of these funding sources takes technologies that are demonstrated but not quite to the point where they are ready to be embraced, and they try to cross them over into that tipping point where they can be adopted. That's a $3 million program that we submitted, in partnership with two major defense contractors - one of which is very well-known for making drones, and the other is a leader in providing military generator sets. This is really great for us, because not only does it fund our development of the product, but we'll also have a partnership with a manufacturer with the sales distribution and manufacturing channels to sell the product to the military. At the end of this 24 month program and $3 million effort, we'll have a working, running diesel generator that builds on our existing technology, will be field-tested by the Army, will be environmentally tested by our development partners, and we will be lined up perfectly with a potential future strategic partner.

Why is the military an ideal first customer for you?

A single generator contract in the military can be on the order of about $200 million. That's for a single contract for about a five year period. And they'll issue a new contract for every different engine size. We can build a lucrative business just in this DoD genset application. We view it as a stepping stone to an ultimate vision, but you can see how we can build a very nice and sustainable business here.

And they have relatively low barriers to entry. In order to produce a new type of engine, a company must meet emission standards, warranty suitable durability for the customer's application and a reasonable price to enter the market. The military has clear performance needs and, depending on the application, durability and emissions standards that are generally more lax than the general consumer market, making this early hurdle of production easier to get over. It saves time and money at this stage to not have to worry about such stringent qualifications. In the long term we are confident that the engine can meet today's emissions and durability expectations, but its beneficial to have a first customer that can relax these requirements.

What technical challenges do you still need to solve?

In the development process we have at least two phases: research, which is inventive, and development, which is more focused on engineering and productization. For the XMv3 line (where efficiency is less optimized), our research is mostly done, and we're entering into the development stage where most of the problems become engineering tasks. It's a standard engineering development focused on durability and emission that will require time and resources but the major inventive processes have already been accomplished.

Our next major phase will focus on increasing and providing durability. All our efforts to-date have been improving the performance and efficiency of our engine. We have the engine running in steady-state, so that it won't overheat when you run it for a long period of time. On our most recent engine, we were able to run it for about 15 hours. Our next goal is 50 hours, which is the basic requirement for EPA certification as a handheld engine. Our ultimate goal is to have it run for hundreds or thousands of hours, but that will require additional development.

For DARPA, we also have another program under way, which is really pushing the limits of efficiency and the power density and tightly integrating the entire engine into a neat package. So far, we've been very focused on the engine core, and have yet to focus on the package, but the DARPA program may cover that.

Who are your competitors? ^

There are a couple other startups doing combustion engines. Most of them focus on relatively large engines because they're going after the automotive and trucking industry, which is worth hundreds of billions of dollars. But even a very good, proven technology can take about 20 years to be adopted into the general automotive space, which is why we've moved away from that.

We're focused on much smaller engines, where there's much less development. But even though, right now, this is a step away from the auto industry, we see a lot of room for growth even within that industry as more and more cars become self-driving vehicles. Then, you'll really be looking for lighter vehicles and smaller engines, and we'll be well-positioned for that.

How big is the market? ^

The market is $400 billion for combustion engines. About 75% of that is cars and trucks, but that still leaves over $100 billion for other applications. That non-automotive market is where we'll initially enter. Still, though, that's a huge market, and you can carve out really niche applications that are still sizeable enough to build a business. As an example, the handheld equipment engine market is itself a $7 billion market.

Longer-term, as we noted earlier, LiquidPiston plans to be in the range-extender engine market as the automotive industry increasingly becomes hybrid electric. Our power density and high-efficiency will make our engine an ideal fit for that application.

How much will your engine cost? ^

In single quantity our 3-5 HP engine would cost about $30,000, and in fact we are planning on making limited quantities of "development kits" available to select strategic partners. In a quantity of 500,000, the manufacturing cost of the engine core drops to a much lower number, that's competitive with piston engines, except that we're going to have a lot more power coming out of the package.

Why are you guys the right team? ^

We have a really solid partnership and team, with really complementary backgrounds. I'm [Nick] a mechanical engineer and physicist with a PhD in physics from the University of Connecticut. All my life, I have been interested in energy conversion devices and, specifically, engines.

My [Alec's] background is primarily technical. I studied at Emory University in computer science, mathematics, neuroscience, and behavioral biology, and did my Masters jointly at Georgia Tech. Then, I got my PhD at MIT in computer science with a focus on robotics, funded by DARPA. I see all these things as being similar: neurons and robots and engines. They're all technical systems with complicated dynamics. I just like solving tough technical challenges and playing with models. That's what motivates me.

We founded the company while Alec was doing his PhD at MIT. While there, we competed in the 50K Competition, and took second place, beating over 100 teams. Our advisor in the competition became our first venture capital investor a few years later, which really helped form the company.

From our background, you can clearly see that we, the founders, are outsiders of the engine industry. We believe this to be a great asset for the company as it is very difficult for people within the engine industry to overcome the psychological inertia that is inherent to all engineers and, more generally, to humans. Sometimes it takes an outsiders to see the world in a different light and to come up with understanding of problems and, correspondingly, with solutions, which are "hidden" to insiders. TRIZ – (Russian acronym that stands for Theory of Inventive Problem Solving) – helped us a lot in this process. Having said this, we also recognize the fact that being outsiders (read "amateurs") could be a great detriment to the company. This is why, from day one of our company existence, we have surrounded ourselves with true experts in engine technology. Together, we formed a winning combination of inventiveness, rigorous analysis and methodical engineering, which allowed us to solve myriads of technical challenges and, finally, to build a fully functional, operating engine.

We have a few other people on the management team: Per Suneby, who got an MBA from Harvard Business School, and worked for GE and Motorola doing program management. About 20 years ago, he jumped into startups and since then, he's been an entrepreneur working with various startups including LiquidPiston, as well as spending some time as a Venture Partner with a leading venture capital firm.

The other person to highlight is Dr. Tony Tether, the former director of DARPA. He was the longest serving director in DARPA's history, and managed over $25 billion in various technology development programs during his tenure. We are honored to welcome Tony to our board of directors and, being really connected in the industry, he can help connect us with potential military contractor partners.

What results show the improved efficiency?

State of the art automotive gasoline engines reach peak efficiencies around 38% Brake Thermal Efficiency (BTE), however their average efficiency over a typical drive cycle is only on the order of 20% because efficiency drops when the engine is not running in its sweet spot, which it almost never is.

Our XMv3 engine is a tiny engine – with an effective compression displacement of only 19cc per chamber (the entire engine displaces 70cc, but each individual chamber compresses only 19cc). We have measured 18% BTE on gasoline, and extrapolated result of 21% BTE on diesel (based on firing one chamber). For reference, a competitive 23cc handheld gasoline engine, documented in Gordan Blair's textbook on engines, achieves only 12% BTE – so the XMv3 shows a 50% improvement already. The XMv3, however, was designed for low cost lawn and garden applications – it was not designed for optimal efficiency. Supported by various thermodynamic modeling tools, extrapolating our engine to a larger size in the model, when the X engine is scaled up to automotive size and operating on diesel fuel in Compression Ignition mode, the engine can reach a peak efficiency of 47-57% and, most importantly, the average efficiency on the order of 40-50%. The fuel consumption of the vehicle is directly proportional to this average efficiency.

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Grant Beaty Nov 15

You said: "On our most recent engine, we were able to run it for about 15 hours. Our next goal is 50 hours, which is the basic requirement for EPA certification as a handheld engine." What was the failure mode at 15 hours, and what changes do you anticipate will allow you run to 50 hours?

Alexander Shkolnik CEO FO[illegible] Dec 2

Hello Grant - Durability was not a focus until recently, as we have been focused on proving the power and efficiency of the engine. We previously were designing and building our own gears in house. This was mostly for speed of prototyping. Now the gear is our durability bottleneck as it shows wear after 20 hours. We have contracted a professional gear company to design and make new, significantly improved gears for us, and these will be tested shortly.

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Barnaby Zelman Oct 18

Can you explain, in a nutshell, how you're different than the failed Wankel rotary engine? Also is your valuation based upon your "potential" military contracts, or something else as it does seem quite high for a seed round investment stage. Thank you!

Alexander Shkolnik CEO FO Oct 19

Thank you for these questions. For difference between a Wankel, please have a look at: *http://liquidpiston.com/wp-content/uploads/2014/11/Wankel.png*
1) we have high compression ratio, constant volume combustion and over-expansion - thermodynamically much more efficient. The Wankel engine uses standard Otto (spark ignited gasoline) cycle, whereas we are an optimized Diesel. 2) The Wankel is an engineering beauty - simple and elegant, low vibration and high power density - BUT - it was always plagued by performance issues with seals (blowby), and lubrication/durability of these seals. The seals are located in the tips (apex) of the rotor, and move at high speed. Its impossible to seal the...

[+ READ MORE]

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RISKS SPECIFIC TO LIQUIDPISTON

1. Financing Risk: Developing an engine is a time consuming and expensive process. The current financing provides funding to complement certain government contracts. The company will rely on raising a Series A, later in 2016 to accelerate commercial adoption of the technology. While we think there is a high likelihood of raising this funding, this is not guaranteed, and the company requires external financing until it is self sufficient.

2. Technical Risk: The basic operating principles of the 'X' Engine have been established; however, optimization remains in order to reach the... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

LiquidPiston is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Alec Shkolnik

Founder and President, LiquidPiston

Greater Boston Area | Research

Current: LiquidPiston, Inc.
Previous: MIT, AIST, Georgia Institute of Technology
Education: Massachusetts Institute of Technology

Send Alec InMail

481 connections

https://www.linkedin.com/in/alecshkolnik | Contact Info

Background

Summary

Entrepreneur, R&D technology developer / program manager, and technical specialist - knowledgeable in modeling, optimization and control of complex dynamic systems, with experience applying these methods in fields ranging from living neuronal networks to robots to internal combustion engines.

Technical Specialties: modeling, optimization engineering, nonlinear control, motion planning, thermodynamics, neuroscience, robotics, internal combustion engines,
Business Specialties: Business development, program management, finance and operations.

Experience

Founder, President
LiquidPiston, Inc.
January 2003 – Present (13 years 10 months) | Bloomfield, CT

LiquidPiston is designing a new type of combustion engine, based on an improved thermodynamic cycle. The engine may double fuel efficiency, while reducing engine size and weight by 3-4x over diesel engines.

Responsibilities at LPI are divided into technical responsibilities, including engine modeling and concept development, as well as management responsibilities, including development and execution of strategic and tactical plans, and corporate development activities.

› 2 projects

Postdoctoral Associate
MIT
February 2010 – January 2011 (1 year)

Modeling and Control of robots and living neural networks, at the Robot Locomotion Group, in the Computer Science and Artificial Intelligence Lab (CSAIL).

Research Assistant / PhD Student
MIT
September 2003 – February 2010 (6 years 6 months)

Research Assistant / PhD student in the MIT Computer Science and Artificial Intelligence Laboratory (CSAIL). Working on robot locomotion, with biological inspiration. Focus of research was on control and motion planning strategies for the DARPA funded LittleDog program. Developed fast motion planning algorithms to reduce the complexity of the planning problem to make it tractable, while also taking into account the nonlinear dynamics of the underlying robotics systems.

Visiting Research Fellow / NSF EAPSI Program
AIST
June 2007 – August 2007 (3 months) | Tsukuba, Japan

Worked on motion planning and control algorithms for small humanoid robot, with the Humanoid Research Group at AIST

Research Assistant, BS/MS thesis
Georgia Institute of Technology
2000 – 2003 (3 years) | Atlanta, GA

Conducted research for MS thesis (at Emory University) in Computer science. Worked with Professor Steve Potter in the Biomedical Engineering lab at George Tech (joint with Emory).

Developed algorithms to study neurons cultured in a dish. The lab was setup to culture the neurons, and the neural culture interfaced with a computer through a multi-electrode array (MEA). The electrodes could record electrical signals and stimulate the living neural network. The research demonstrated computational properties of these living neural networks, and used the computation to control a robot. The robot provided information to the neurons, and the neurons gave "commands" to the robot, so the robot could execute a "pursue and follow" strategy.

intern
Gen3
1997 – 1998 (1 year)

Publications

Development of a Small Rotary SI/CI Combustion Engine
SAE
October 2014

This paper describes the development of small rotary internal combustion engines developed to operate on the High Efficiency Hybrid Cycle (HEHC). The cycle, which combines high compression ratio (CR), constant-volume (isochoric) combustion, and overexpansion, has a theoretical efficiency of 75% using air-standard assumptions and first-law analysis. This innovative rotary engine architecture shows... **more**

› 5 authors, including:

- Alec Shkolnik – Founder and President, LiquidPiston
- Daniele Littera – OBD Calibration Engineer at AVL
- Mark Nickerson
- Nikolay Shkolnik – Co-Founder and CTO of LiquidPiston, Inc.

Projects

X2 High Efficiency Engine
Starting January 2012

X Mini - 70cc 5 HP gasoline rotary engine
December 2014

Languages

Russian

Skills

Top Skills

- Engineering Management
- 2 Thermodynamics
- 1 Internal Combustion...
- Diesel Engine
- 15 R&D
- Clean Energy...
- 6 Engineering
- 5 Modeling
- 7 Simulations
- 2 Start-ups

Alec also knows about...

3 Entrepreneurship | 1 Control Theory | 4 Research | Cleantech | Power Generation | 13 Artificial Intelligence | Machine Learning | TRIZ | 24 Robotics | 11 Algorithms | 8 Optimization | Mathematics | 2 Simulink | 7 Computer Science | 2 Mathematical Modeling | See 1+ >

Education

Massachusetts Institute of Technology
PhD, Robotics / Artificial Intelligence
2003 – 2010

Emory University
B.S. and M.S., Computer Science, Behavioral Neuroscience and Biology
1999 – 2003

William H. Hall High School
High School
1995 – 1999

Additional Info

- **Interests**

artificial intelligence, neuroscience, robotics, combustion engines, scuba, skiing

Organizations

Additional Organizations

IEEE, Golden Key, Phi Beta Kappa, Omicron Delta Kappa, Nu Rho Psi, Omicron Delta Epsilon

Honors & Awards

Additional Honors & Awards

NSF / JSPS EAPSI Japan Fellowship
National Science Foundation (NSF) Graduate Research Fellow
Accelerated 4 yr B.S. / M.S. program in Computer Science / Mathematics, Emory
Graduated with Highest Honors (Summa Cum Laude), Computer Science / Mathematics, Emory
Emory University Dean's List
Who's Who Among American College Students
Barry M. Goldwater Scholarship for Excellence in Science - honorable mention
Summer Undergraduate Research at Emory (SURE) Fellow, 2001 and 2002
The National Dean's List, 2000
Honor Societies: Golden Key, Phi Beta Kappa, Omicron Delta Kappa, Nu Rho Psi, Omicron Delta Epsilon

Groups



Nikolay Shkolnik

Co-Founder and CTO of LiquidPiston, Inc.
Hartford, Connecticut Area | Research

Current: LiquidPiston, Inc.
Previous: Gen3 Partners, Invention Machine
Education: The University of Connecticut

Send Nikolay InMail

313 connections

https://www.linkedin.com/in/nikolay-shkolnik-0146344 | Contact Info

Background

Summary

Venture Capital backed internal combustion engine startup , LiquidPiston, Inc. is an MIT incubated R&D company poised to transform ten years of breakthrough thermodynamics research into the world's most efficient rotary engine. With a fundamental design that scales from lawnmowers, to locomotives, LiquidPiston has the potential to add fifty years to the life of the internal combustion engine industry in a resource-constrained world. Additional information is available at www.liquidpiston.com.

Experience

Principal
LiquidPiston, Inc.
June 2004 – Present (12 years 5 months)

Co-Founder and CTO of LiquidPiston, Inc. Venture Capital backed internal combustion engine startup , LiquidPiston, Inc. is an MIT incubated R&D company poised to transform ten years of breakthrough thermodynamics research into the world's most efficient rotary engine. With a fundamental design that scales from lawnmowers, to locomotives, LiquidPiston has the potential to add fifty years to the life of the internal combustion engine industry in a resource-constrained world. Additional information is available at www.liquidpiston.com.

Program Manager
Gen3 Partners
April 2001 – October 2006 (5 years 7 months)

Program Manager, G3: Innovation Discipline (G3: ID) – managed projects that include everything from technical benchmarking and technology landscape analysis, to concept generation, to verification projects where prototypes are created per substantiated concepts developed in a course of projects.

As PM, lead the company's analysis and market research teams located in Russia and Israel, as well as communicated with subject matter experts worldwide, ensured that all deliverables meet the client's needs, as well as specific project goals and requirements and GEN3's quality standards – on time and on budget delivery.

Project Manager
Invention Machine
1996 – 2001 (5 years)

Publications

Development of a Small Rotary SI/CI Combustion Engine
SAE
October 2014

This paper describes the development of small rotary internal combustion engines developed to operate on the High Efficiency Hybrid Cycle (HEHC). The cycle, which combines high compression ratio (CR), constant-volume (isochoric) combustion, and overexpansion, has a theoretical efficiency of 75% using air-standard assumptions and first-law analysis. This innovative rotary engine architecture shows... more

5 authors, including:

- Nikolay Shkolnik – Co-Founder and CTO of LiquidPiston, Inc.
- Alec Shkolnik – Founder and President, LiquidPiston
- Daniele Littera – OBD Calibration Engineer at AVL
- Mark Nickerson

Development of a Small Rotary SI/CI Combustion Engine
SAE
October 2014

This paper describes the development of small rotary internal combustion engines developed to operate on the High Efficiency Hybrid Cycle (HEHC). The cycle, which combines high compression ratio (CR), constant-volume (isochoric) combustion, and overexpansion, has a theoretical efficiency of 75% using air-standard assumptions and first-law analysis. This innovative rotary engine architecture shows... more

5 authors, including:

- Nikolay Shkolnik – Co-Founder and CTO of LiquidPiston, Inc.
- Alec Shkolnik – Founder and President, LiquidPiston
- Daniele Littera – OBD Calibration Engineer at AVL
- Mark Nickerson

Skills

Top Skills

- 16 Analysis
- 15 Research
- 11 Product Development
- 7 R&D
- 4 Project Management
- 2 Management
- 2 Engineering
- 1 Start-ups
- 1 Manufacturing
- 1 Program Management

Nikolay also knows about...

Strategy · Business Development · Business Strategy · SolidWorks · Cross-functional Team... · Leadership · Engineering Management · Product Management · Strategic Planning · Entrepreneurship · Process Improvement · Mechanical Engineering

Education

The University of Connecticut
Ph.D., Physics, General Relativity
1977 – 1983

Kiev Politech Institute
Bachelor of Science (BSc), Thermodynamics
1971 – 1975

Additional Info

Interests
Internal Combustion Engine Design, LOOKING for mechanical engineers with Diesel design experience and full command of Solidworks.

Personal Details
Birthday: February 22

Organizations

Additional Organizations
SAE

Honors & Awards

Additional Honors & Awards

- MIT's $50k Entrepreneurship Competition, 2004
- MIT Enterprise Forum of Cambridge Ignite! Clean Energy Competition, 2005
- GE & DowJones ECOnomics Environmental Business Plan Challenge, 2006 Award: Finalist (top four); featured in the WallStreet Journal, Barrons, and SmartMoney
-

Recommendations

Given (1)

Larisa Dmitrienko
Innovation Program Manager

"Larisa is smart, reliable and highly professional. Probably, one of the best project managers I have ever dealt with. Very highly recommended.

July 1, 2008, Nikolay worked directly with Larisa at Gen3 Partners

Groups

- ASME (American Soc... – 216,460 members – + Join
- CT's Innovation Ecos... – 952 members – + Join
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- Supercritical CO2 Po... – 282 members – + Join



Per Suneby

Co-Founder & Managing Director at Sternhill Associates

Greater Boston Area | Venture Capital & Private Equity

Current Sternhill Associates, LiquidPiston, Inc., Sommetrics, Inc
Previous Bytelight, Inc., Vanguard Renewables, LLC, BioConversion Solutions, LLC
Education Harvard Business School

Connect

500+ connections

https://www.linkedin.com/in/psuneby

Background

Experience

Co-Founder & Managing Director
Sternhill Associates
July 2015 – Present (1 year 4 months) | Greater Boston Area

Provides private investment capital and management consulting services to early-stage companies in high tech, medical science and energy. Sternhill is currently engaged with 6 innovative companies as an equity investor, consultant, advisory, or member of the Board of Directors.

1 organization

Member of the Board of Directors & SVP, Corporate Development
LiquidPiston, Inc.
March 2016 – Present (8 months) | Bloomfield, CT

Developer of high-efficiency, multi-fuel internal combustion engines

Corporate Development
Sommetrics, Inc
August 2015 – Present (1 year 3 months) | Greater San Diego Area

Developer of medical devices for breathing-related sleep disorders

Chairman of the Board
Bytelight, Inc.
July 2011 – May 2015 (3 years 11 months) | Greater Boston Area

Bytelight is pioneering the development of enterprise indoor location-based services using LED light communications and physical-digtital mapping. Acquired by Acuity Brands.

Founder
Vanguard Renewables, LLC
March 2014 – April 2015 (1 year 2 months) | Wellesley, MA

Developer of distributed generation projects using advanced bioconversion processes and business operations methods.

President & CEO
BioConversion Solutions, LLC
February 2010 – July 2013 (3 years 6 months) | Greater Boston Area

BioConversion Solutions is an innovator of process technology and developer of systems to convert biomass (including waste water, agri-waste, livestock manure, bio-fuel process sludge etc), to biogas and value-added products (eg, fertilizer) with unparalleled yield and reduction of residual sludge.
Previously VP, Corporate Development with the Co.

Member of Board of Directors
Second Wind Inc.
April 2010 – December 2012 (2 years 9 months) | Greater Boston Area

Provider of remote, ground based sensors and satellite-based data aggregation system to measure boundary layer wind characteristics and provide information to optimize wind turbine siting and operation.

SVP, Business Development
SiCortex, Inc.
March 2008 – June 2009 (1 year 4 months) | Greater Boston Area

Develop strategic alliances and go-to-market partnerships for this leader in low-power computing.

President & CEO
Converged Access, Inc.
February 2005 – December 2007 (2 years 11 months) | Greater Boston Area

Developer of IP traffic management solutions for enterprise and carrier customers

Chief Strategy Officer & Vice-Chairman
Chantry Networks
April 2004 – January 2005 (10 months) | Mississauga, Ontario

Mfr of enterprise WLAN mobility management systems. Responsible for strategic direction and business development.

Venture Partner & Executive-in-Residence
Flagship Ventures
May 2002 – April 2004 (2 years) | Greater Boston Area

Investment professional.
Served as Executive Chairman of TurningPoint Networks and Chantry Networks.
Member of the Board of Directors for Terapulse and Ellacoya Networks.

SVP, Corporate Development
Enterasys Networks
January 2001 – April 2002 (1 year 4 months) | Greater Boston Area

GM of Indus River Division
SVP of Corporate Development

President & CEO
Indus River Networks
1996 – 2001 (5 years) | Greater Boston Area

Enterprise VPN solutions

Director, GM -- Motorola Information Systems Group
Motorola, Inc
April 1984 – September 1996 (12 years 6 months) | Washington D.C. Metro Area

Director of Product Marketing
Director of Corporate Development
Director/GM of Network Systems Group
Director/GM of Cable Data Modem Group

Manager, Specialist
General Electric Co.
August 1979 – April 1984 (4 years 9 months) | Fairfield, CT and Greater DC area

International Sector Strategic Planning
GE Information Services Marketing

Summary

Leadership and consulting/advisory roles with startup companies, venture capital firm, and F500 technology companies.

Over 30 years experience in communications, networking, security, IT systems, medtech, and power generation with . Proven success and leadership in venture creation and company-building, product strategy and market positioning, creating value through partnerships, driving M&A exits, and managing post-merger integration.

Specialties: Company-building and leadership, strategy development, business development

Education

Harvard Business School
MBA, General Business Administration & Management
1977 – 1979

The University of British Columbia
B.A. Sc., Electrical Engineering
1969 – 1975

Spent a year travelling in Europe, N. Africa.

Activities and Societies: VP of EE Club

Skills

Top Skills

- 99+ Start-ups
- 76 Strategy
- 75 Strategic Partnerships
- 57 Business Development
- 45 Venture Capital
- 45 Business Strategy
- 41 Product Management
- 41 Mergers & Acquisitions
- 25 Enterprise Software
- 24 Corporate Development



Per also knows about...

- 20 Management
- 16 Go-to-market Strategy
- 15 Product Marketing
- 15 Entrepreneurship
- 14 Strategic Planning
- 12 Leadership
- 7 SaaS
- 6 Cloud Computing
- 5 Marketing
- 5 Integration
- 4 Cleantech
- 3 Competitive Analysis
- 2 Investments
- 2 Network Security
- 2 Program Management

See 7+ >

Organizations

New England Water Innovation Network (NEWIN)
Director
Starting March 2013

Additional Organizations

Member of New England Clean Energy Council, Member of Parents Council at Connecticut College

Volunteer Experience & Causes

Mentor to clean energy and clean water startups
Cleantech Open Northeast
March 2012 – Present (4 years 8 months) | Environment

I serve as a team mentor to 1-2 competing startup teams annually

Mentor
MIT Venture Mentoring Service
August 2015 – Present (1 year 3 months) | Science and Technology

Company-building mentor to startups in the cleantech, Internet of Things (iOT), digital health, and selected industrial arenas.

Causes Per cares about:

- Economic Empowerment
- Education
- Environment
- Health
- Human Rights
- Poverty Alleviation
- Science and Technology

Recommendations

Given (1)



Vinit Nijhawan
Managing Director, Technology Development & MBA Lecturer

" Vinit has been and continues to be a driving force for BU's technology development and commercial venturing. Vinit reached out to me to join the Kindle Mentoring Program as an experienced entrepreneur, which created the exposure to and with the BU student team that became ByteLight, Inc. ByteLight is now a venture-backed startup company using LED visible light... **more**

October 10, 2013, Per was with another company when working with Vinit at Boston University

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ExecEvent
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Advanced Energy Ec...
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alumni UBC (Univers...
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The Family Office Cl...
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Tony Tether

Research Professional

Washington D.C. Metro Area | Research

Current Council on Competitiveness

Previous DARPA, US Department of Defense, Ford Motor Company--Ford Aerospace

Education Rensselaer Polytechnic Institute

Send Tony InMail

500+ connections

https://www.linkedin.com/in/tony-tether-9a4aa811

Background

Experience

Distinguished Fellow
Council on Competitiveness
2009 – Present (7 years) | Washington DC

Director
DARPA
2001 – 2009 (8 years)

Director DARPA
US Department of Defense
2001 – 2009 (8 years)

Director
Defense Advanced Projects Research Agency (DARPA)
2001 – 2009 (8 years)

Director
Defense Advanced Research Projects Agency
2001 – 2009 (8 years)

Vice President Technology
Ford Motor Company--Ford Aerospace
1986 – 1992 (6 years)

Vice President
Loral Corp / Ford Aerospace / Ford Motor Co
1986 – 1992 (6 years)

Vice President
Systems Control, Inc.
1969 – 1978 (9 years)

EVP
SCI
1969 – 1978 (9 years)

Skills

Top Skills

- 84 Defense
- 70 Systems Engineering
- 68 Government
- 68 Proposal Writing
- 64 DoD
- 59 Program Management
- 48 Leadership
- 40 Security Clearance
- 38 Sensors
- 36 Military

Tony also knows about...

30 National Security · 28 Government Contracting · 23 Intelligence · 19 Integration · 19 Strategic Planning · 18 Information Assurance · 13 Strategy · 13 R&D · 13 Simulations · 13 Signal Processing · 12 Analysis · 11 Intelligence Analysis · 10 Security · 8 Research · 8 System Architecture · See 23+ >

Education

Rensselaer Polytechnic Institute
B, EE

Stanford University
MS, PhD, EE, Control Theory

Groups

The Beyster Institute ...
356 members
+ Join